Second Quarter 2021 Earnings Presentation August 3, 2021

Westlake’s sustainability report can be found at https://www.westlake.com/sustainability Commitment to Corporate Social Responsibility is Formed by Five Longstanding Core Values 2

Advancing Sustainability Participating in Multi-Industry Associations for Environmental Protection Westlake is a proud partner with the following organizations to drive sustainable action to eliminate plastic waste, capture more flexible food packaging waste for recycling and support vinyls’ sustainable impact in the world, along with many other initiatives. Protecting the Environment Westlake has numerous programs designed to promote safe, ethical, environmentally and socially responsible practices including: a worldwide recycling program, operating in an energy efficient manner and reducing water usage and emissions. As discussed in our sustainability report, over a five year period, Westlake has reduced Sulphur Dioxide emissions to almost zero, reduced energy usage per ton of global production and achieved a nearly 30% reduction on CO2 emissions. 3 Developing Green Products Vinnolit, a Westlake company, offers certified climate-friendly caustic soda utilizing renewable energy Guarantees of Origin (GOs). The CO2 footprint of this low-carbon caustic soda introduced to the market under the brand name GreenVin is reduced by more than 30% compared to conventional Vinnolit caustic soda. We are continuing to work to develop additional green products that will drive value while reducing our carbon footprint. We are continuing to develop products that are in line with our sustainability goals while meeting the need for greener products.

Westlake Chemical Second Quarter 2021 Highlights 4 Business Highlights  Westlake achieved record quarterly net income of $522 million, excluding one-time tax benefits, and record EBITDA of $932 million, anchored by strong margins across our product offerings and generated $617 million in operating cash flows  Announced agreement to acquire Boral’s North American building products businesses in roofing; siding, trim and shutters; decorative stone; and windows, transforming our building and construction materials business  Announced agreement to acquire LASCO Fittings, Inc., a leading manufacturer of injected-molded PVC fittings Business Hi lights Industry Outlook  Continued strength in PVC driven by globally strong demand in new construction, repairs and remodeling activity  Consumer demand remains robust for essential everyday packaged products driving value in polyethylene Industry Outlook $522 MM $4.04 $1.8 B $932 MM 1 (1) Reconciliations of EBITDA to the applicable GAAP measure can be found on page 10

Westlake Chemical Corporation Second Quarter 2021 Financial Highlights (1) Reconciliations of EBITDA, Vinyls EBITDA, Olefins EBITDA and Corporate EBITDA to the applicable GAAP measures can be found on pages 10 and 11 Second Quarter 2021 vs. First Quarter 2021 + Higher sales prices for all of our major products including PVC resin, polyethylene, building and construction materials and caustic soda + Higher sales volumes for PVC resin + Strong earnings in our building and construction materials business driven by high prices Second Quarter 2021 vs. Second Quarter 2020 + Higher sales prices and margins for most of our major products, including PVC resin and polyethylene + Higher sales volumes for PVC resin + Strong earnings in our building and construction materials business driven by higher prices and volumes – Higher feedstock and fuel costs 5 ($ in millions) 2Q2021 1Q2021 2Q2021 vs. 1Q2021 2Q2020 YTD 2021 YTD 2020 YTD 2021 vs. YTD 2020 Sales $2,859 $2,357 21% $1,709 $5,216 $3,641 43% Operating Income $720 $346 108% $36 $1,066 $172 520% Vinyls EBITDA $605 $367 65% $182 $972 $414 135% Olefins EBITDA $316 $216 46% $60 $532 $158 237% Corporate EBITDA $11 ($30) - ($6) ($19) $1 - EBITDA¹ $932 $553 69% $236 $1,485 $573 159%

Vinyls Segment Performance 6 Second Quarter 2021 vs. First Quarter 2021 + Higher sales prices for all of our major products and higher integrated margins + Higher sales volumes for PVC resin + Strong earnings in our building and construction materials business driven by higher prices – Lower caustic sales volumes Second Quarter 2021 vs. Second Quarter 2020 + Higher sales prices and margins + Higher sales volumes for PVC resin + Strong earnings in our building and construction materials business driven by higher prices and volumes – Higher feedstock and fuel costs +18.2% +2.1% Vinyls Segment 2Q 2021 vs. 1Q 2021 +53.5% +9.0% Vinyls Segment 2Q 2021 vs. 2Q 2020 ($ in millions) 2Q2021 1Q2021 2Q2021 vs. 1Q2021 2Q2020 YTD 2021 YTD 2020 YTD 2021 vs. YTD 2020 Sales $2,188 $1,820 20% $1,348 $4,008 $2,853 40% Operating Income $435 $200 118% $20 $635 $93 583% EBITDA¹ $605 $367 65% $182 $972 $414 135% (1) Reconciliations of EBITDA to the applicable GAAP measure can be found on page 11

Olefins Segment Performance 7 Second Quarter 2021 vs. First Quarter 2021 + Higher polyethylene sales prices and margins – Higher ethane feedstock costs Second Quarter 2021 vs. Second Quarter 2020 + Higher polyethylene sales prices and margins – Lower polyethylene sales volumes – Higher ethane feedstock costs +25.5% -0.6% Olefins Segment 2Q 2021 vs. 1Q 2021 +99.9% -13.9% Olefins Segment 2Q 2021 vs. 2Q 2020 ($ in millions) 2Q2021 1Q2021 2Q2021 vs. 1Q2021 2Q2020 YTD 2021 YTD 2020 YTD 2021 vs. YTD 2020 Sales $671 $537 25% $361 $1,208 $788 53% Operating Income $277 $180 54% $25 $457 $87 425% EBITDA¹ $316 $216 46% $60 $532 $158 237% (1) Reconciliations of EBITDA to the applicable GAAP measure can be found on page 11

Financial Reconciliations

Consolidated Statements of Operations 9 Net sales $ 2,357 $ 2,859 $ 1,709 $ 5,216 $ 3,641 Cost of sales Gross profit Selling, general and administrative expenses Amortization of intangibles Restructuring, transaction and integration-related costs Income from operations Interest expense Other income, net Income before income taxes Provision for (benefit from) income taxes Net income Net income attributable to noncontrolling interests Net income attributable to Westlake Chemical Corporation $ 242 $ 522 $ 15 $ 764 $ 160 Earnings per common share attributable to Westlake Chemical Corporation: Basic $ 1.88 $ 4.06 $ 0.11 $ 5.94 $ 1.24 Diluted $ 1.87 $ 4.04 $ 0.11 $ 5.91 $ 1.24 9 25 21 11 325 72 14 158 536 136 27 (In millions of dollars, except per share data) 253 (19) 230 (60) - 346 (33) 12 (36) (40) (69) (71) 24 789 181 694 5 1,019 121 10 9 22 20 - 2 - 2 720 36 1,066 172 125 104 261 224 27 27 54 54 Three months ended March 31, 872 169 1,381 452 2021 1,848 509 1,987 1,540 3,835 3,189 Three months ended June 30, Six months ended June 30, 2021 2020 2021 2020

Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities 10 Three months ended March 31, Three months ended June 30, Six months ended June 30, 2021 2021 2020 2021 2020 (In millions of dollars) Net cash provided by operating activities $ 265 $ 617 $ 448 $ 882 $ 509 Changes in operating assets and liabilities and other (2) (67) (454) (69) (232) Deferred income taxes (10) (14) 30 (24) (96) Net income 253 536 24 789 181 Less: Other income, net 12 10 9 22 20 Interest expense (33) (36) (40) (69) (71) Benefit from (provision for) income taxes (72) (158) 19 (230) 60 Income from operations 346 720 36 1,066 172 Add: Depreciation and amortization 195 202 191 397 381 Other income, net 12 10 9 22 20 EBITDA $ 553 $ 932 $ 236 $ 1,485 $ 573

Reconciliation of Vinyls, Olefins and Corporate EBITDA to Applicable Operating Income (Loss) 11 Three months ended March 31, Three months ended June 30, Six months ended June 30, 2021 2021 2020 2021 2020 (In millions of dollars) Vinyls EBITDA $ 367 $ 605 $ 182 $ 972 $ 414 Less: Depreciation and Amortization 157 163 154 320 307 Other Income (Expenses) 10 7 8 17 14 Vinyls Operating Income (Loss) 200 435 20 635 93 Olefins EBITDA 216 316 60 532 158 Less: Depreciation and Amortization 36 37 35 73 70 Other Income (Expenses) - 2 - 2 1 Olefins Operating Income (Loss) 180 277 25 457 87 Corporate EBITDA (30) 11 (6) (19) 1 Less: Depreciation and Amortization 2 2 2 4 4 Other Income (Expenses) 2 1 1 3 5 Corporate Operating Income (Loss) (34) 8 (9) (26) (8) Vinyls Operating Income (Loss) 200 435 20 635 93 Olefins Operating Income (Loss) 180 277 25 457 87 Corporate Operating Income (Loss) (34) 8 (9) (26) (8) Total Operating Income (Loss) $ 346 $ 720 $ 36 $ 1,066 $ 172

Quarterly Industry Pricing

EXHIBIT 99.2

# Average Quarterly Industry Prices (1)

| | Quarter Ended | | | | |
|---|---|---|---|---|---|
| | June 30, 2020 | September 30, 2020 | December 31, 2020 | March 31, 2021 | June 30, 2021 |
| **Average domestic prices** | | | | | |
| Natural gas ($/MMBtu) (2) | 1.8 | 2.0 | 2.7 | 2.8 | 2.9 |
| Ethane (cents/lb) (3) | 6.4 | 7.4 | 7.1 | 8.1 | 8.7 |
| Propane (cents/lb) (4) | 9.6 | 11.9 | 13.5 | 21.2 | 20.7 |
| Ethylene (cents/lb) (5) | 11.0 | 19.3 | 24.0 | 45.1 | 43.0 |
| Polyethylene (cents/lb) (6) | 49.0 | 61.0 | 67.7 | 78.0 | 99.0 |
| Styrene (cents/lb) (7) | 48.3 | 53.8 | 59.6 | 76.5 | 90.5 |
| Caustic soda ($/short ton) (8) | 698 | 697 | 653 | 648 | 755 |
| Chlorine ($/short ton) (9) | 175 | 176 | 193 | 234 | 309 |
| PVC (cents/lb) (10) | 66.5 | 73.3 | 84.5 | 92.8 | 105.0 |
| **Average export prices** | | | | | |
| Polyethylene (cents/lb) (11) | 38.5 | 45.7 | 53.2 | 76.3 | 89.7 |
| Caustic soda ($/short ton) (12) | 319 | 260 | 219 | 249 | 333 |
| PVC (cents/lb) (13) | 27.5 | 38.5 | 55.4 | 67.8 | 77.8 |

1) Industry pricing data was obtained through IHS Markit ("IHS"). We have not independently verified the data.
2) Average Burner Tip contract prices of natural gas over the period.
3) Average Mont Belvieu spot prices of purity ethane over the period.
4) Average Mont Belvieu spot prices of non-TET propane over the period.
5) Average North American spot prices of ethylene over the period.
6) Average North American Net Transaction prices of polyethylene low density GP-Film grade over the period.
7) Average North American contract prices of styrene over the period.
8) Average USGC-CSLi index values for caustic soda over the period. As stated by IHS, "the caustic soda price listing represents the USGC-CSLi values. USGC-CSLi does not reflect contract price discounts, implementation lags, caps or other adjustments factors. Additionally, it is not intended to represent a simple arithmetic average of all market transactions occurring during the month. Rather, the USGC-CSLi is most representative of the month-to-month caustic soda price movement for contract volumes of liquid 50% caustic soda rather than the absolute value of contract prices at a particular point in time. It is intended to serve only as a benchmark."
9) Average North American contract prices of chlorine over the period.
10) Average North American contract prices of pipe grade polyvinyl chloride ("PVC") over the period. As stated by IHS, "the contract resin prices posted reflect an "index" or "market" for prices before discounts, rebates, incentives, etc."
11) Average North American export price for low density polyethylene GP-Film grade over the period.
12) Average North American low spot export prices of caustic soda over the period.
13) Average North American spot export prices of PVC over the period.

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Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding PVC, polyethylene, building products and caustic soda pricing and demand, continued recovery in key end markets (such as housing starts), our cost control and efficiency efforts, our ability to capture integrated chain margin, results of reinvestment in our businesses and our reduction in carbon impact. Actual results may differ materially depending on factors, including, but not limited to, the following: the timing to consummate the previously announced acquisitions (the “Acquisitions”) of (i) Boral Limited’s North American building products business and (ii) LASCO Fittings, Inc. (“LASCO”); the conditions to the closing of the Acquisitions may not be satisfied or the closing of the Acquisitions otherwise does not occur; the risk that Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction- related issues; the ultimate timing, outcome and results of integrating the operations of the Boral target companies and LASCO and the ultimate outcome of our operating efficiencies applied to the products and services of the Boral target companies and LASCO; the effects of the Acquisitions, including the combined company’s future financial condition, results of operations, strategy and plans; and expected synergies and other benefits from the Acquisitions and our ability to realize such synergies and other benefits; general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and unrest in the Middle East and elsewhere; uncertainties associated with pandemic infectious diseases, particularly COVID-19; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks); changes in laws or regulations, including trade policies; technological developments; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Westlake Chemical 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 Steve Bender Executive Vice President & Chief Financial Officer Jeff Holy Vice President & Treasurer 14